Exhibit 1


                                                                  EXECUTION COPY








                                10,000,000 Shares


                         CENTENNIAL COMMUNICATIONS CORP.


                         Common Stock ($0.01 par value)


                             UNDERWRITING AGREEMENT














November 4, 2003



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November 4, 2003


Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Dear Sirs and Mesdames:

          Centennial Communications Corp., a Delaware corporation (the "Company") and certain stockholders of the Company named in Schedule I hereto (the "Selling Stockholders"), confirm their respective agreements with Lehman Brothers, Inc. (the "Underwriter"), with respect to the issuance and sale by the Company and the sale by the Selling Stockholders (the Company and the Selling Stockholders, together, the "Sellers") and the purchase by the Underwriter, of 10,000,000 shares of common stock, par value $0.01 (the "Common Stock") of the Company (the "Firm Shares"), with each Seller selling up to the amount set forth opposite such Seller's name in Schedule I hereto. The Sellers also propose to sell to the Underwriter not more than an additional 1,500,000 shares of Common Stock (the "Additional Shares"), if and to the extent that the Underwriter shall have determined to exercise the right to purchase such shares of Common Stock granted to the Underwriter in Section 3 hereof. The Firm Shares and all or any part of the Additional Shares are hereinafter collectively referred to as the "Shares."


          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, including the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 under the Securities Act (No. 333-39004) including a prospectus, registering among other things, certain securities of the Company to be issued from time to time by the Company, including the shares of Common Stock (the "Shelf Securities"). Promptly after the execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A of the Securities Act ("Rule 430A") and Rule 424(b) of the Securities Act ("Rule 424(b)"). The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A is referred to as "Rule 430A Information." Such registration statement as amended to the date of this Agreement, including the exhibits and schedules thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, the Rule 430A Information and any registration statement filed pursuant to Rule 462(b) of the Securities Act is herein called the "Registration Statement." The prospectus covering the Shelf Securities included as part of the Registration Statement is hereinafter referred to as the "Base Prospectus." The Base Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, including the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on


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or before the date of this  Agreement or the date of the Base  Prospectus or the
Prospectus, as the case may be; and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Base Prospectus or the Prospectus, as the case may be, which are deemed to be
incorporated  by  reference  therein.  For  purposes  of  this  Agreement,   all
references to the Registration Statement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

               At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Additional Shares are issued, at each Option Closing Date), the Registration Statement, the Base Prospectus and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act; as of the date of the Prospectus or the date of any amendment or supplement thereto, and at the Closing Date (and, if any Additional Shares are issued, at each Option Closing Date), the Prospectus, as then amended or supplemented, complied or will comply in all material respects with the requirements of the Securities Act; and the Registration Statement and the Prospectus did not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and as of the date of any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date (as defined below) (and, if any Additional Shares are issued, at each Option Closing
     Date), if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein as specified in Section 9(h).

          (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact


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     necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) The Company has been duly incorporated, is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into the Underwriting Agreement, own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The amended and restated certificate of incorporation of the Company, which was filed with the Secretary of State of the State of Delaware on August 21, 2003 (the "Amended Certificate of Incorporation"), which, among other things, increased the authorized number of shares of Common Stock from 140,000,000 shares to 240,000,000 shares, became effective on September 11, 2003.

          (e) Each direct or indirect subsidiary of the Company having an aggregate net book value of assets in excess of 10% of the total assets of the Company and its subsidiaries on a consolidated basis (each, a "Significant Subsidiary" and collectively, the "Significant Subsidiaries"), has been duly formed or incorporated, as the case may be, is validly existing as a corporation, partnership or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation or incorporation, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests of each Significant Subsidiary of the Company, as applicable, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than "Permitted Liens" as such term is defined in the Indenture among the Company, Centennial Cellular Operating Co. LLC ("Centennial Cellular"), Centennial Puerto Rico Operations Corp. ("Centennial Puerto Rico") and U.S. Bank National Association, as trustee, dated as of June 20, 2003, relating to the 10?% Senior Notes due 2013 issued by the Company and Centennial Cellular. As used in this Agreement, "subsidiary" or "subsidiaries" shall mean both direct and indirect subsidiaries of an entity. For purposes of this Agreement, Centennial Cellular and Centennial Puerto Rico shall be


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     deemed   Significant   Subsidiaries.   There   are  no  other   Significant
     Subsidiaries of the Company other than those listed on Schedule II.

          (f) This Agreement has been duly authorized, executed and delivered by the Company.

          (g) The Company's authorized equity capitalization is as set forth in the Prospectus and as amended by the Amended Certificate of Incorporation; the outstanding shares of Common Stock of the Company (including the Shares to be sold by the Selling Stockholders) prior to the issuance of the Shares have been duly and validly authorized and issued and are fully paid and non-assessable. The Common Stock conforms to the descriptions thereof contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

          (h) All of the Company's options, warrants and other rights to purchase or exchange any securities for shares of Common Stock have been duly authorized and validly issued and conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. The Company has no capital stock currently outstanding other than the Common Stock or as otherwise described in the Prospectus.

          (i) The Shares to be sold by the Company have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and upon payment for and delivery of the Shares to be sold by the Company pursuant to this Agreement, will be validly issued, fully paid and non assessable. No holder of the Shares will be subject to personal liability by reason of being such a holder. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (j) (A) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issuance, sale and delivery of the Shares will not contravene any provision of applicable law or the certificate of incorporation or by-laws or other governing documents of the Company or any of its subsidiaries, or contravene any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and (B) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the issuance, sale and delivery of the Shares, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, except in each case in this clause (B) to the extent such would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole or to the extent such consents, approvals or authorizations will be obtained on the Closing Date.

          (k) Deloitte & Touche LLP, the certified public accountants who have certified the consolidated financial statements, together with related


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     schedules and notes, included in the Prospectus, and who have delivered the letters referred to in Section 6(h), are independent public accountants with respect to the Company within the meaning of Regulation S-X of the Securities Act.

          (l) The consolidated financial statements, together with related schedules and notes, filed as part of the Registration Statement and included in the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial condition, results of operations, cash flows and stockholders' equity of the Company and its subsidiaries on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is presented fairly and is prepared on a basis consistent with the audited financial statements included in the Registration Statement or the Prospectus, as applicable.

          (m) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; since the date of the filing of the Company's Annual Report on Form 10-K for the most recent fiscal year ended for which filings shall have been made, the Company's auditors and the Audit Committee of the board of directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations of the Company and its subsidiaries, taken as a whole from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (o) There are no legal or governmental proceedings (including, without limitation, those of the Federal Communications Commission or any state, local or commonwealth communications agency or commission) pending or to our knowledge threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its


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     subsidiaries is subject other than proceedings  accurately described in all material respects in the Registration Statement or the Prospectus, as applicable, other than proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its
     obligations   under  this  Agreement  or  to  consummate  the  transactions contemplated by this Agreement, or to apply the net proceeds of the issuance of the Shares as described in the Prospectus under the caption "Use of Proceeds".

          (p) The Company and each of its Significant Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (r) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (s) The Company and its Significant Subsidiaries have all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all declarations and filings with, all federal, state, local, foreign supranational, national, regional and other governmental authorities and all courts and tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent the failure to do so would not reasonably be expected to have a material adverse effect on the Company and its Significant Subsidiaries taken as a whole; and none of the Company or any of its Significant Subsidiaries has received any notice of proceedings relating to revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company or any of its subsidiaries in violation of, or in default under, any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgment applicable to the Company or any of its subsidiaries the effect of which, singly or in the aggregate, would reasonably be expected to have a material


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     adverse  effect  on the  Company  and its  subsidiaries,  taken as a whole, except as described in the Prospectus.

          (t) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; none of the Company or any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for, except for any such refusal that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and none of the Company or any of its Significant Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

          (u) The Company and each of its subsidiaries keep accurate books and records reflecting their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (v) No material labor dispute with the employees of the Company or its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent; none of the Company or any of its subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of the Company's or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors which, in either case, would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

          (w) The Company and its Significant Subsidiaries each have (i) good and marketable title to all material real property owned by them and (ii) good title to all other properties owned by them except, in the case of
     (ii), as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and, in the case of
     (i) and (ii), free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (other than Permitted Liens), except such as would not, singly or in the aggregate, reasonably be expected to materially affect the value of such property and would not interfere with the use made and proposed to be made of such property by the Company or any of its Significant Subsidiaries, except for any such affect on the value of the property or such interference that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the leases and subleases material to the business of the Company and its subsidiaries,


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     considered  as one  enterprise,  and under  which the Company or any of its subsidiaries hold properties, are in full force and effect, and none of the Company or any of its subsidiaries, has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of these leases or subleases, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except in each case to the extent such would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (x) All material United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of all federal, state, local and foreign tax liabilities of the Company and each subsidiary for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (y) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company with any person that would give rise to a claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (z) There are no persons or entities with registration or other similar rights to require the Company to include any securities in the Prospectus that have not waived any such rights with respect to the offering of Common Stock contemplated hereby other than (i) the Selling Stockholders or (ii) any person or entity whose failure to waive such rights would not, either individually or collectively, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

          (aa) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or Regulation S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (bb) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer or stockholder of any of them, on the other hand, which is required by the Securities Act to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

          (cc) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed or incorporated by reference in the Prospectus, the Company has not (i) issued or granted any securities other than shares issued pursuant to existing employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants,
     (ii) incurred any liability or obligation, direct or contingent, other than non-material liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction which would be required to be disclosed in the Prospectus or (iv) declared or paid any dividend on its capital stock.

     Each certificate signed by any officer of the Company and delivered to the Underwriter or its counsel shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

          2. Representations and Warranties of the Selling Stockholders. The Selling Stockholders, severally and not jointly, represent, warrant to and agree with the Underwriter as of the date hereof, and if the Selling Stockholders are selling Additional Shares on an Option Closing Date, as of any such Option Closing Date, that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

          (b) The execution and delivery by the Selling Stockholders of, and the performance by the Selling Stockholders of their obligations under, this Agreement will not contravene any provision of applicable law, or the organizational documents of the Selling Stockholders, or any agreement or other instrument binding upon the Selling Stockholders or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholders.

          (c) The Selling Stockholders have, and on each Option Closing Date will have, good and valid title to all of the Shares to be sold by the Selling Stockholders pursuant to this Agreement on such date, free and clear of any adverse claim.

          (d) The Shares to be sold by the Selling Stockholders pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York. Each Selling Stockholder has, and on each Option Closing Date will have, full partnership right, power and authority to hold, sell, transfer and deliver the Shares to be sold by the Selling Stockholders pursuant to this Agreement and upon the Underwriter's acquiring possession of such Shares and paying the purchase price therefor as herein contemplated, the Underwriter will acquire its interests in such Shares (including, without limitation, all rights that such Selling Stockholder has or has the power to transfer in such Shares) free of any adverse claim.

          (e) Certificates for all of the Shares to be sold by the Selling Stockholders pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures guaranteed, will be placed in custody with the American Stock Transfer & Trust Co., the transfer agent for the Company's Common Stock, no later than the business day preceding the Closing Date or Option Closing Date, as applicable, with irrevocable conditional instructions to deliver the Shares to the Underwriter pursuant to this Agreement.

          (f) The Selling Stockholders are not prompted to sell the Shares to be sold to the Underwriter hereunder by any material non-public information concerning the Company or its subsidiaries which is not set forth or incorporated by reference in the Prospectus to sell their Shares pursuant to this Agreement.

          (g) Each of the Selling Stockholders have reviewed and are familiar with the Registration Statement and the Prospectus. The Selling Stockholder Information (as defined herein) contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, on the date hereof and on the Closing Date (and, if any Additional Shares are purchased, on any Option Closing Date), such statements did not or will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. "Selling Stockholder Information" shall mean the information in the Prospectus relating to (i) the beneficial ownership of Common Stock by the Selling Stockholders, (ii) the biographical information with respect to Lawrence H. Guffey and David M. Tolley and (iii) information with respect to the participation of the Selling Stockholders in the offering of the Shares.

          (h) The Selling Stockholders have not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (i) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholders of their obligations hereunder or in connection with the sale and delivery of the Shares hereunder by the Selling Stockholders or the consummation by the Selling Stockholders of the transactions contemplated by this Agreement, except (i) such as may have previously been made or obtained or as may be required under the Securities Act or under the Exchange Act with respect to the Common Stock, or under state securities or blue sky laws or under foreign securities laws, (ii) which shall have been obtained or made prior to the Closing Date or any Option Closing Date, and (iii) such as have been already obtained or as may be required under the laws and regulations of jurisdictions outside the United States in which the Shares are offered.

          (j) Neither the Selling Stockholders nor any of their affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section (dd) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

          (k) The Selling Stockholders do not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company, except for such rights as are set forth in the First Amended and Restated Registration Rights Agreement, dated as of January 20, 1999 among the Company, the Selling Stockholders and other parties named therein.

Any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholders to the Underwriter as to the matters covered thereby.

          3. Agreements to Sell and Purchase. Each Seller hereby agrees, severally and not jointly, to sell to the Underwriter the respective number of Firm Shares set forth in Schedule I hereto opposite its name, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Sellers such Firm Shares at $5.25 per share (the "Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller hereby agrees, severally and not jointly, to sell to the Underwriter the Additional Shares, as set forth in Schedule I hereto opposite its name, and the Underwriter shall have the right to purchase the Additional Shares at the Purchase Price. The Underwriter may exercise this right in whole or from time to time in part by giving notice of each election to exercise the option to the Sellers not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice; provided, that unless waived by the Company, in no event shall the closing of such purchase occur less than 24 hours after the receipt of such notice by the Company. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "Option Closing Date"), the Underwriter agrees to purchase the number of Additional Shares that are to be purchased on such Option Closing Date and the Sellers agree, severally and not jointly, to sell the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on any such Option Closing Date as the number of Additional Shares set forth in Schedule I opposite the name of such Seller bears to the total number of Additional Shares set forth in Schedule I hereto.

          Each Seller hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 60 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock.

          The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or (D) transactions by any person other than the Company and the Selling Stockholders relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, each Selling Stockholder agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 60 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          4. Terms of Public Offering. The Company is advised that the Underwriter proposes to make a public offering of the Shares upon the terms and in the manner set forth in the Prospectus. The Company is further advised that the Shares are to be offered to the public initially at $5.50 per share (the "Public Offering Price").

          5. Payment and Delivery. Payment for the Firm Shares shall be made to the Sellers by wire transfer in immediately available funds to their respective accounts specified in writing by the Sellers against delivery of such Firm Shares for the account of the Underwriter at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, 10:00 a.m., New York City time, on November 7, 2003, or at such other place and time on the same or such other date as shall be designated by the Underwriter. The time and date of such payment are hereinafter referred to as the "Closing Date."

          The Sellers hereby advise the Underwriter that payment for any Additional Shares sold by the Sellers shall be made by the Underwriter to the Sellers by wire transfer in immediately available funds to their respective accounts specified in writing by the Sellers against delivery of such Additional Shares for the respective accounts of the Underwriter at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, 10:00 a.m., New York City time, on the date specified in the corresponding notice described in

Section 3 or at such other time on the same or on such other date as shall be designated by the Underwriter.

          The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Underwriter on the Closing Date or an Option Closing Date, as the case may be, for its account, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

          6. Conditions to the Underwriter's Obligations. The obligations of the Sellers to sell the Shares to the Underwriter and the obligation of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the satisfaction of each of the following conditions:

          (a) The Prospectus containing the Rule 430A Information shall have been filed with the Commission pursuant to Rule 424(b) within the
     applicable  time  period   prescribed  for  such  filing  pursuant  to  the
     Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission; and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriter.

          (b) The Underwriter shall have received a certificate of an executive officer of the Company, dated as of the Closing Date, to the effect that
     (i) the representations and warranties of the Company contained in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officers' knowledge, are threatened by the Commission. The officers signing and delivering such certificates may rely upon the best of their knowledge as to proceedings threatened.

          (c) The Underwriter shall have received a certificate of the general partner of each Selling Stockholder, dated as of the Closing Date, to the effect that (i) the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date and (ii) such Selling Stockholder has complied in all material respects with all agreements and conditions on its part to be performed under this Agreement at or prior to the Closing Date.

          (d) The Underwriter shall have received on the Closing Date (1) an opinion of Gibson, Dunn & Crutcher L.L.P., outside counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit B and (2) an opinion from Tony L. Wolk, Senior Vice President and General

     Counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit C.

          (e) The Underwriter shall have received on the Closing Date (i) an opinion of Simpson Thacher & Bartlett LLP, counsel for the Selling Stockholders, dated the Closing Date, substantially to the effect set forth in Exhibit D and (ii) an opinion of Walkers, Cayman Islands counsel for Blackstone CCC Offshore Capital Partners L.P., a Selling Stockholder, dated the Closing Date, substantially to the effect set forth in Exhibit H.

          (f) The Underwriter shall have received on the Closing Date an opinion of Cole, Raywid & Braverman, L.L.P., United States and Puerto Rico regulatory counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit E.

          (g) The Underwriter shall have received on the Closing Date an opinion of Claudia Garcia, in-house Dominican Republic counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit F.

          The above opinions shall be rendered to the Underwriter at the request of the Company and shall so state therein.

          (h) The Underwriter shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriter.

          (i) The Underwriter shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and Prospectus including any amendment or supplement thereto; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (j) At the date of this Agreement, the Underwriter shall have received a "lock-up" agreement substantially in the form of Exhibit A hereto signed by the persons and entities listed on Schedule III hereto.

          (k) The Amended Certificate of Incorporation which, among other things, increases the total number of authorized shares of Common Stock of the Company to 240,000,000, shall be effective.

          (l) At Closing Time, the Shares shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

          (m)  On  the  Closing  Date  hereof,   the  Company  and  the  Selling
     Stockholders  shall have  furnished to the  Underwriter  and counsel to the

     Underwriter any such further information, certificates and documents as the Underwriter and counsel to the Underwriter may reasonably request.

          (n) On or prior to the Closing Date, the Company shall have delivered to the Transfer Agent a direction letter from the Company stating that the certificates for all the Common Shares to be sold by the Selling
     Stockholders pursuant to this Agreement may upon due presentment for transfer be reissued by the Transfer Agent to future transferees without a legend restricting transfers.

          (o) In the event that the Underwriter exercises its option provided in
     Section 3 hereof to purchase all or any portion of the Additional Shares, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company and the Selling Stockholders hereunder shall be true and correct as of each Option Closing Date and the Underwriter shall have received:

               (i) A certificate, dated such Option Closing Date, of an executive officer of the Company confirming that the certificate delivered at Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date.

               (ii) A certificate of the general partner of each Selling Stockholder, dated as of such Option Closing Date, to the effect that
          (i) the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of such Option Closing Date and (ii) such Selling Stockholder has complied in all material respects with all agreements and conditions on its part to be performed under this Agreement at or prior to such Option Closing Date.

               (iii) The opinion of Gibson, Dunn & Crutcher L.L.P., outside counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof.

               (iv) The opinion of Tony L. Wolk, Senior Vice President and General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof.

               (v) The opinion of Cole, Raywid & Braverman, L.L.P., United States and Puerto Rico regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof.

               (vi) The opinion of Claudia Garcia, in-house Dominican Republic counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof.

               (vii) The opinion of Simpson Thacher & Bartlett LLP, counsel for the Selling Stockholders, dated such Option Closing Date, substantially to the effect set forth in Exhibit D and the opinion of Walkers, Cayman Islands counsel for Blackstone CCC Offshore Capital Partners L.P., a Selling Stockholder, dated such Option Closing Date, substantially to the effect set forth in Exhibit G.

               (viii) The opinion of Shearman & Sterling LLP, counsel for the Underwriter, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof.

               (ix) A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Underwriter and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriter on the Closing Date pursuant to Section 6(g) hereof, except that the "cut-off date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.

               (x) On or prior to each Option Closing Date, the Company shall have delivered to the Transfer Agent a direction letter from the Company stating that the certificates for all the Common Shares to be sold by the Selling Stockholders pursuant to this Agreement may upon due presentment for transfer be reissued by the Transfer Agent to future transferees without a legend restricting transfers.

          (p) At the Closing Date and at each Option Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions from the Company and its counsel and the Selling Stockholders and their counsel, as they may reasonably require, for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          7.  Covenants  of  the  Company.  In  further   consideration  of  the
agreements of the Underwriter contained in this Agreement, the Company covenants with the Underwriter as follows:

          (a) To file the Prospectus, pursuant to Rule 430A, in a form approved by the Underwriter with the Commission within the time periods specified by

     Rule 424(b); to comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus; and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as delivery of a prospectus is required in connection with the offering or sale of the Shares; and to furnish copies of the Prospectus to the Underwriter in New York City prior to 3:00 p.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

          (b) To advise the Underwriter promptly and, if requested by the Underwriter, to confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has been filed or becomes effective, (ii) of the receipt of comments from the Commission or of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c)  To  furnish  to  the   Underwriter   one  executed  copy  of  the
     Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits thereto and documents incorporated by reference therein and an executed copy of consents and certificates of experts, and to furnish to the Underwriter such number of executed copies of the Registration Statement as so filed and of each amendment to it, without exhibits thereto and documents incorporated by reference therein, as the Underwriter may reasonably request.

          (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which the Underwriter shall not previously have been advised or to which the Underwriter shall reasonably object.

          (e) For such period as in the opinion of counsel for the Underwriter a prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer in connection with the offering of the Shares, to furnish to the Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as the Underwriter or any dealer may reasonably request.

          (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend the Registration Statement or to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriter, it is necessary to amend the Registration Statement or to amend or supplement the Prospectus to comply with applicable law including the Securities Act, forthwith to prepare and file with the Commission, subject to Section 7(d), and furnish, at their own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Shares may have been sold by the Underwriter and to any other dealers upon request, such amendments and supplements so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law, including the Securities Act.

          (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request provided that the Company and any of its subsidiaries shall not be required to qualify as a foreign corporation or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction in which it is not now subject.

          (h) The Company will apply the net proceeds received by it from the sale of Shares in the manner specified in the Prospectus under the caption "Use of Proceeds" and as required by terms of the Amended and Restated Credit Agreement, dated as of February 29, 2000, as amended, among Centennial Cellular and Centennial Puerto Rico, as borrowers; the Company and certain subsidiaries of the Company, as guarantors; and Bank of America, N.A. and J.P. Morgan Chase Bank and certain other parties thereto, as lenders.

          (i) The Company will timely file such reports pursuant to the Exchange Act as are necessary to make generally available to the Company's securityholders as soon as practicable an earnings for the purposes of, and to provide the benefits contemplated by the last paragraph of Section 11(a) of the Securities Act.

          (j) The Company will use its reasonable best efforts to effect the listing of the Shares in the Nasdaq National Market.

          (k) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

          8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and accountants and the Selling Stockholders' counsels in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriter and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including those of the Selling Stockholders, and including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Shares, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Underwriter will pay all of its costs and expenses, including, without limitation, fees and disbursements of its counsel, transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make.

          9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each Selling Stockholder and each person, if any, who controls the Underwriter or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter or any Selling Stockholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein as specified in Section 9(h).

          (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Underwriter, each person, if any, who controls the Company or the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Company or the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or the omission or alleged omission (i) relates to information under the caption "Principal and Selling Stockholders" relating to such Selling Stockholder or to the participation of such Selling Stockholder in the offering contemplated herein or (ii) was made in conformity with information concerning such Selling Stockholder furnished to the Company by or on behalf of that Selling Stockholder specifically for inclusion therein (subsections (i) and (ii) together, the "Selling Stockholder Information"). Notwithstanding any other provision of this Agreement, the liability of the Selling Stockholders, collectively, under the indemnity agreement contained in this paragraph and in paragraph 9(e) shall not exceed the aggregate gross proceeds, net of underwriting discounts, of the Shares sold by the Selling Stockholders pursuant to this Agreement.

          (c) The Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers and each person, if any, who controls the Company or the Selling Stockholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to the Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto as specified in Section 9(h), where such information is actually included in the Registration Statement, the Prospectus or any amendment or supplement thereto. Additionally, the Underwriter acknowledges that the indemnity contained in (a) above shall not operate to indemnify the Underwriter regarding the matters described in the prior sentence.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of legal counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 9(a) or Section 9(b). In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of the Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by Section 9(e)(i) herein is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9(e)(i) herein but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company and the Selling Stockholders and the total discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of the Selling Stockholders under the contribution agreement contained in this
Section 9(e) shall be limited to the Selling Stockholder Information and shall not exceed the aggregate gross proceeds, net of underwriting discounts, of the Shares sold by the Selling Stockholder under this Agreement.

          (f) The Sellers and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g)  The  indemnity  and  contribution  provisions  contained  in this
Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, or any person controlling the Underwriter or any affiliate of the Underwriter, the Selling Stockholders or any person controlling the Selling Stockholders, or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Shares.

          (h) The only information furnished by the Underwriter to the Company for the purposes of Section 1(a) and Sections 9(a) and (c) hereof, to the extent such statements relate to the Underwriter, are (i) the names of the Underwriter set forth on the front cover page of the Prospectus; (ii) statements set forth in first full paragraph appearing under the caption "Underwriting--Commissions and Expenses" on page S-23 of the Prospectus, relating to the public offering price at which the Underwriter will offer the Shares; and (iii) statements set forth in the first full paragraph appearing under the caption

"Underwriting--Stabilization, Short Positions and Penalty Bids" on page S-24 of the Prospectus, relating to the over-allotment, stabilizing and covering transactions and penalty bids.

          10. Termination. This Agreement shall be subject to termination by notice given by the Underwriter to the Company, if subsequent to the execution and delivery of this Agreement, there shall have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Underwriter is material and adverse and makes it impractical or inadvisable to proceed with the completion of the offering or the sale of and payment for the Shares; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook which, in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or securities payment or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the offer, sale or delivery of and payment for the Shares on the terms and in the manner contemplated in the Prospectus.

          11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If this Agreement shall be terminated by the Underwriter, or because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the defaulting Seller(s) will reimburse the Underwriter as have so terminated this Agreement for all reasonable fees and disbursements of their counsel in connection with this Agreement or the offering contemplated hereunder, provided that the Sellers shall have no obligation to reimburse the Underwriter that has breached its obligations hereunder for any such out-of-pocket expenses.

          12. Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Underwriter, c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Global Finance; if sent to the Company,
Attention: Tony L. Wolk, facsimile number (732) 919-1022; and if sent to the Selling Stockholders, c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154.

          13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,

                              CENTENNIAL COMMUNICATIONS CORP.


                              By: /s/ Tom Fitzpatrick
                                  -----------------------
                                  Name:  Tom Fitzpatrick
                                  Title: CFO

                              BLACKSTONE CCC CAPITAL PARTNERS L.P.,

                              By:      Blackstone Management Associates
                                       III L.L.C., its general partner


                              By: /s/ Lawrence H. Guffey
                                  --------------------------
                                  Name:  Lawrence H. Guffey
                                  Title: Member


                              BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS L.P.,

                              By:      Blackstone Management Associates
                                       III L.L.C., its general partner


                              By: /s/ Lawrence H. Guffey
                                  --------------------------
                                  Name:  Lawrence H. Guffey
                                  Title: Member


                              BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.,

                              By:      Blackstone Management Associates
                                       III L.L.C., its general partner


                              By: /s/ Lawrence H. Guffey
                                  --------------------------
                                  Name:  Lawrence H. Guffey
                                  Title: Member

Accepted as of the date hereof




LEHMAN BROTHERS INC.


By: /s/ Timothy B. Gould
    -------------------------
    Name:  Timothy B. Gould
    Title: Managing Director

                                                                      SCHEDULE I
                                                                      ----------

                                                       Number     Maximum Number
                                                      of Firm     of Additional
Sellers                                              Shares to      Shares to
                                                      be Sold        be Sold

Centennial Communications Corp.                        7,000,000     1,050,000
Blackstone CCC Capital Partners L.P...............     2,386,752       358,013
Blackstone CCC Offshore Capital Partners L.P......       433,248        64,987
Blackstone Family Investment Partnership III L.P..       180,000        27,000
                                                        -------        ------
         Total....................................    10,000,000     1,500,000
                                                      ==========     =========

                                                                     SCHEDULE II
                                                                     -----------


                        List of Significant Subsidiaries
                        --------------------------------

Centennial Caribbean Holding Corp.
Centennial Michigan RSA 7 Cellular Corp.
Centennial Dominican Republic Holding Corp.
Centennial Puerto Rico Holding Corp. II
Michiana Metronet
Centennial Cellular Operating Co. LLC
Centennial Puerto Rico Operations Corp
Centennial Puerto Rico Cable TV Corp



                                     III-1

                                                                    SCHEDULE III
                                                                    ------------


Directors and Officers
----------------------


Michael J. Small
Thomas J. Fitzpatrick
Phillip H. Mayberry
John A. de Armas
Thomas R. Cogar, Jr.
Thomas E. Bucks
Tony L. Wolk
Nassry G. Zamora
Thomas E. McInerney
Anthony J. de Nicola
James R. Matthews
Lawrence H. Guffey
David M. Tolley
J. Stephen Vanderwoude
Ellen C. Wolf
James P. Pellow
Edward G. Owen


Principal Stockholders
----------------------

Welsh, Carson, Anderson & Stowe VII, L.P.
Welsh, Carson, Anderson & Stowe VIII, L.P.
WCAS Information Partners, L.P.
WCAS Capital Partners III, L.P.
Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Kristin M. Anderson Trust
Mark S. Anderson Trust
Daniel B. Anderson Trust
Thomas E. McInerney
Andrew M. Paul
Robert A. Minicucci
Paul B. Queally
Lawrence B. Sorrel
D. Scott Mackesy
Priscilla A. Newman
Laura M. VanBuren
Signal/Centennial Partners, L.L.C
Guayacan Private Equity Fund, L.P

                                                                       EXHIBIT A
                                                                       ---------
                            [FORM OF LOCK-UP LETTER]


                                                                November 4, 2003

Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019


Dear Ladies and Gentlemen:

     The undersigned understands that Lehman Brothers Inc. (the "Underwriter") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Centennial Communications Corp., a Delaware corporation (the "Company") and certain selling stockholders providing for the public offering (the "Public Offering") by the Underwriter of shares (the "Shares") of the common stock ($0.01 par value) of the Company (the "Common Stock").

     To induce the Underwriter that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 60 days after the date of the prospectus supplement relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriter pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering.

     Notwithstanding the foregoing, the undersigned may transfer the undersigned shares of Common Stock or securities exercisable or exchangeable for Common Stock (a) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that no filing by any donor or donee under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer, (b) to any trust, partnership or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or the authorized officer of the partnership or the other entity agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (c) to stockholders of such person provided that the transferee thereof agrees to be bound in writing by the restrictions set forth herein, and provided further that no filing by any transferee under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or (d) upon exercise of stock options issued by the Company solely in connection with a cashless option exercise transaction. For purposes of this letter agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

     In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Underwriting Agreement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

     The undersigned acknowledges that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions and that any Public Offering will only be made if the Company, certain selling stockholders, if any, and the Underwriter agree upon the terms of, and enter into, the Underwriting Agreement. This letter agreement shall automatically terminate on the earlier of (i) if for any reason, the Closing Date (as such term is defined in the Underwriting Agreement) does not occur prior to November 14, 2003 or (ii) if for any reason, the Underwriting Agreement is terminated prior to the Closing Date.

     The undersigned understands that the Company and the Underwriter are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.



     Very truly yours,



                                            ___________________________________
                                            Signature of Centennial Stockholder

                                            ___________________________________
                                            Name of Centennial Stockholder